                                                                                                                                                Exhibit 99.1

Contact:

Kearstin Patterson

Director, Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics Strengthens its Agreement with

Novartis for Exclusive Supply of rhPDGF-BB

Franklin, Tenn. – January 6, 2010 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced that effective December 31, 2009, the Company amended and restated its manufacturing and supply agreement with Novartis Vaccines and Diagnostics, Inc. for the supply of bulk rhPDGF-BB to BioMimetic.  The agreement sets forth a clear and strengthened mutual exclusivity commitment whereby Novartis shall manufacture rhPDGF-BB exclusively for BioMimetic for therapeutic applications covering bone, cartilage, tendon and ligaments.

Under the revised agreement, the contract was extended by three years with successive three year evergreen extension periods.  Further, either company must give a six month termination notice in any extension period if they wish to discontinue the agreement for any reason. In the event that Novartis terminates the agreement, or if BioMimetic terminates the agreement for cause, Novartis is required to support technology transfer by providing to a new manufacturer all Novartis technology and supporting documentation necessary to produce bulk rhPDGF-BB and to supply BioMimetic sufficient bulk rhPDGF-BB to fulfill its needs during the technology transfer process. Finally, the companies reduced certain minimum purchase obligations through 2011, by which time the parties anticipate that BioMimetic’s Augment will be FDA approved for orthopedic applications.

“Novartis has been an excellent partner in the supply of our bulk rhPDGF-BB, enabling the successful approval and product launch of our first regenerative product, GEM 21S, and more recently, facilitating our orthopedic development programs for Augment and Augment Injectable,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “The conclusion of this amended agreement reaffirms and strengthens the ongoing relationship between our two companies for the future.  Our exclusive agreement covering bone, cartilage, tendon and ligaments, combined with our own patent portfolio further raises the already high barrier to entry for development and commercialization of rhPDGF-BB within the orthopedic space.”

About BioMimetic Therapeutics

BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal indications. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dentally related product and markets it through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

##